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                                                                    EXHIBIT 32.1

           CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
                   RULE 13A-14(B) AND 18 U.S.C. SECTION 1350

     In connection with the Annual Report on Form 10-K/A of Crowley Maritime Corporation (the "Company") for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Thomas B. Crowley, Jr., Chairman of the Board, President and Chief Executive Officer of the Company, and John C. Calvin, Senior Vice President and Controller of the Company, each certifies for the purpose of complying with Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 1350 of Chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                          /s/ Thomas B. Crowley, Jr.
                                          --------------------------------------
                                          Thomas B. Crowley, Jr.
                                          Chairman of the Board,
                                          President and Chief Executive Officer

Date: April 14, 2006

                                          /s/ John C. Calvin
                                          --------------------------------------
                                          John C. Calvin
                                          Senior Vice President and Controller

Date: April 14, 2006